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                                                                   Exhibit 10(r)

                       HUNTINGTON BANCSHARES INCORPORATED

                              AMENDED AND RESTATED
                              --------------------
                             1994 STOCK OPTION PLAN
                             ----------------------

     1. PURPOSE. This Amended and Restated 1994 Stock Option Plan is intended as an incentive to encourage stock ownership by employees and Eligible Directors of Huntington Bancshares Incorporated or its subsidiaries by granting them Incentive Stock Options and/or Non-Statutory Stock Options to purchase its shares so that they may acquire or increase their proprietary interest in the success of the Company.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:

          (i) "Change in Control" shall be deemed to have occurred if and when, after the date hereof, (i) subject to the limitations set forth in this paragraph, any "Person" (as that term is defined as of the date hereof in Section 225.2(j) of Regulation Y ("Regulation Y") issued by the Board of Governors of the Federal Reserve System), other than the Company or any employee stock ownership, profit-sharing, salary adjustment or other employee benefit plan of the Company, a majority of each class of equity securities of which is directly or indirectly owned by HBI or any trustee or fiduciary with respect thereto solely by reason of such capacity of such trustee or fiduciary, acquires, directly or indirectly, or through or in concert with one or more Persons, "Control" (as that term is defined as of the date hereof in Section 225.2(e)(1) of Regulation Y) of HBI or control or the power to vote 10% or more (but less than 25%) of the votes attributable to the voting securities of HBI if no other person will own a greater percentage of the votes attributable to such voting securities immediately after the acquisition transaction; (ii) HBI or in one or more transactions 50% or more of its assets or earning power, is acquired by or combined with another Person and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after such acquisition or combination, by the owners of the voting shares of HBI outstanding immediately prior to such acquisition or combination; or (iii) any Person, acting alone or through or in concert with one or more Person, shall elect, at one or more meetings of shareholders of HBI, a majority of the members of HBI's Board of Directors who were not members of, or elected or recommended by, the previously existing Board of Directors of HBI. In defining "Control," all voting securities of HBI shall be considered to be a single class.

          (ii)"Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors of HBI.


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          (iii)"Company" shall mean HBI and its direct or indirect, present or future, subsidiaries.

          (iv)"Date of Grant" shall mean the date on which the Committee approves the granting of an option.

          (v) "Eligible Director" shall mean an individual who is now, or hereafter becomes, a member of the Board of Directors of the Company and who is neither an employee nor an officer of the Company.

          (vi) "Expiration Date" shall mean the last day of the period during which an option granted under this Plan may be exercised.

          (vii)"Fair market value" of shares shall mean the mean between the closing highest and lowest selling prices at which such stock was sold on the Grant Date on the NASDAQ National Market. In the event the Date of Grant or the date of exercise, as applicable, falls on a weekend or holiday, the fair market value shall be determined as of the business day immediately preceding the applicable Date of Grant or date of exercise. In any other situation not covered by the foregoing, "fair market value" shall be determined in good faith by the Committee, using principles consistent with the intent and purpose of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued pursuant thereto.

          (viii) "HBI" shall mean Huntington Bancshares Incorporated.

          (ix) "Incentive Stock Option" shall have the meaning defined in
     Section 422 of the Internal Revenue Code of 1986 as in effect on the effective date of this Plan.

          (x) "Non-Statutory Stock Option" shall mean a stock option not defined in Section 422 of the Internal Revenue Code of 1986 as in effect on the effective date of this Plan and not intended to qualify as an "Incentive Stock Option".

          (xi) "Optionholder" shall mean an employee or Eligible Director of the Company to whom an option has been granted under the Plan.

          (xii)"Other Termination" shall mean the termination of the employment or the directorship of an Optionholder, as the case may be, for any reason following a Change of Control or following the disposition other than in a Change of Control, directly or indirectly, of substantially all of the stock or assets of the Company to any person or entity other than the Company.

          (xiii) "Parent" and "subsidiary" shall have the meanings set forth in
     Section 424 of the Internal Revenue Code of 1986, as amended.

          (xiv) "Plan" shall mean the Amended and Restated Huntington Bancshares Incorporated 1994 Stock Option Plan as set forth herein and as amended from time to time.


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          (xv) "Retirement" shall mean, in the case of an employee, the retirement from the employ of the Company under one or more of the retirement plans of the Company and, in the case of an Eligible Director, shall mean the date when the Eligible Director is no longer serving as a member of the Board of Directors of the Company and is no longer eligible to be re-elected as a director of the Company pursuant to the mandatory retirement provisions of the Company's by-laws and other applicable law.

     3. ELIGIBILITY. All employees, full-time or part-time, of the Company, including those employees who are also directors of HBI, and all Eligible Directors shall be eligible to receive options pursuant to the Plan if selected pursuant to Section 5 as a Plan participant. More than one option may be granted to an employee or an Eligible Director, provided, however, in no event shall any employee or Eligible Director be eligible to receive options to purchase more than ONE MILLION EIGHT HUNDRED FOUR THOUSAND SIX HUNDRED EIGHTY SEVEN (1,804,687) shares under this Plan subject to adjustment for stock splits, stock dividends or other changes in the capitalization of HBI.

     4. SHARES SUBJECT TO PLAN. Options may be granted under the Plan only for common shares of HBI. The number of shares for which options may be granted under the Plan shall be EIGHT MILLION SIX HUNDRED SIXTY TWO THOUSAND FIVE HUNDRED (8,662,500). If during the term of the Plan there shall be a stock split, stock dividend or other change in the capitalization of HBI, the number of shares for which options may be granted under this Plan and the number of shares for which options have been granted hereunder shall be appropriately and proportionately adjusted to reflect the same. Any fractional share shall be rounded down to a whole share. The number of shares for which options may be granted or have been granted hereunder shall be made available from authorized but unissued or reacquired common shares of HBI. Any shares for which an option is granted hereunder which are released from such option, for any reason, shall be available for other options under this Plan.


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     5. GRANT OF OPTIONS. The Committee shall from time to time determine: (i)
those employees and/or Eligible Directors of the Company to whom options to purchase shares shall be granted under this Plan, (ii) the number of shares which shall be subject to each option as granted, (iii) whether such option is an Incentive Stock Option or a Non-Statutory Stock Option, provided, however, that any option that is granted to an Eligible Director may only be a Non-Statutory Stock Option, and (iv) such other terms and conditions of the option which are not inconsistent with this Plan.

     No option shall be granted to any employee or Eligible Director if, upon the granting of such option, the number of shares then subject to all options to purchase held by the employee or Eligible Director, as the case may be, plus the shares then owned by such employee or Eligible Director, would constitute more than 10% of the total combined voting power of all classes of stock of HBI. For the purpose of the preceding sentence, an employee or an Eligible Director shall be deemed to own all shares which are attributable to him or her under Section 424(d) of the Internal Revenue Code of 1986, as amended, including, without limiting the generality of the foregoing, shares owned by his or her brothers, sisters, spouse, ancestors and lineal descendants.

     6. OPTION AGREEMENT. Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve. All such option agreements shall incorporate this Plan by reference, shall be subject to all the terms and conditions of the Plan and shall include the following information:

          (a) TYPE OF OPTION. Each option agreement shall designate whether the option thereby granted is an Incentive Stock Option or a Non-Statutory Stock Option and shall state the number of shares for which it is granted. Provided, however, that no option shall qualify as an Incentive Stock Option if the aggregate fair market value of the stock (determined as of the Date of Grant) with respect to which such option is exercisable for the first time by


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     any Optionholder during any calendar year under this Plan or any other incentive stock option plan of HBI exceeds One Hundred Thousand Dollars ($100,000). Any option failing to qualify as an Incentive Stock Option under the preceding sentence of this subsection (a) shall be deemed a Non-Statutory Stock Option and all terms and conditions applicable to Non-Statutory Stock Options shall apply. Notwithstanding the foregoing, any option that is granted to an Eligible Director pursuant to the Plan shall be a Non-Statutory Stock Option.

          (b) DATE OF GRANT. Each option agreement shall state the Date of Grant of the option thereunder and the period during which such option may be exercised, which period shall end not more than ten years after the Date of Grant of such option. All options shall be granted on or before April 21, 2004.

          (c) EXERCISE PRICE. Each option agreement shall state the option price or the method by which the option price will be determined, which shall not be less than the fair market value of the shares subject to the option on the Date of Grant of such option.

          (d) INITIAL EXERCISE DATE. Each option agreement shall indicate the date upon which such option is exercisable for the first time by the Optionholder or the method by which the date shall be determined.

     7. TERMS AND CONDITIONS. Each option granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) EXERCISE UPON DEATH. Upon the death of any Optionholder (1) while in the employ of the Company, or (2) while serving as a member of the Board of Directors of the Company, or (3) after Retirement, but prior to the exercise in full of any option granted to such Optionholder, the Optionholder's executor, administrator or such other person or persons to whom the option shall pass by testamentary transfer, bequest or by the operation of the laws of descent and distribution, may exercise any option then unexercised in full


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     within the period ending upon the earlier of the Expiration Date of the option or the date thirteen months after the Optionholder's death, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms.

          (b) EXERCISE UPON RETIREMENT OR OTHER TERMINATION. Upon the Retirement of an Optionholder or upon the Other Termination of an Optionholder's employment prior to the exercise in full of any Incentive Stock Option, such Optionholder may exercise any such Incentive Stock Option then unexercised within the period ending upon the earlier of the Expiration Date of such Incentive Stock Option or the date three months after Retirement or Other Termination of such Optionholder's employment, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms.

          Upon the Retirement of an Optionholder or upon the Other Termination of an Optionholder's employment or service as a director prior to the exercise in full of any Non-Statutory Stock Option, such Optionholder may exercise any such Non-Statutory Stock Option then unexercised within the period ending upon the Expiration Date of such Non-Statutory Stock Option, and may then purchase all or any part of the shares subject to the option, whether or not such option is then exercisable in full pursuant to its terms.

          (c) EXERCISE UPON LIQUIDATION. If HBI shall liquidate, dissolve, or shall be a party to a merger or consolidation to which the Company shall not be the surviving corporation (other than in a "Change in Control"), HBI shall give written notice thereof to all Optionholders under this Plan at least thirty days prior thereto, and such Optionholders shall have the right within such thirty-day period to exercise their options in full to the extent not previously exercised; provided, however, that in no event shall such options be exercised


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     after the specific Expiration Date set forth therein. To the extent that options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, such options shall terminate on that date unless the surviving corporation (or its parent or subsidiary) in any such merger or consolidation shall substitute or assume the option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies.

          (d) NON-TRANSFERABILITY. Except as provided below, no option shall be transferable by the Optionholder, except by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by such Optionholder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the option, shall thereupon cause the option to terminate and be cancelled, and such option shall then be null and void and without effect.

          Notwithstanding the above, an Optionholder may, to the extent provided in this Plan: (a) designate in writing a beneficiary to exercise his or her Non-Statutory Stock Option after the Optionholder's death; (b) transfer a Non-Statutory Stock Option to a revocable inter vivos trust as to which the Optionholder is the settlor; and (c) transfer a Non-Statutory Stock Option for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the Immediate Family of the Optionholder to whom such Non-Statutory Stock Option was granted, (x) any trust solely for the benefit of members of the Optionholder's Immediate Family, or (y) any partnership whose only partners are members of the Optionholder's Immediate Family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Non-Statutory Stock Options prior to and after such transfer; and (ii) any such transfer shall


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     be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 9 herein. Any such transfer to a Permissible Transferee shall consist of one or more options covering a minimum of five thousand (5,000) option shares. A Non-Statutory Stock Option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. In the case of (b) and (c), the option shall only be exercisable by the trustee or Permissible Transferee, as applicable. For the purposes of this Section 7(d), "Immediate Family" means, with respect to a particular Optionholder, such Optionholder's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          (e) TERMINATION OF OPTION. Notwithstanding the first sentence of
     Section 6(b), each option granted to an employee of the Company pursuant to the Plan shall terminate and be cancelled upon the termination of the employment with the Company for any reason other than the death, Retirement, or Other Termination of such an Optionholder's employment. Notwithstanding the first sentence of Section 7(b), upon the termination of an Eligible Director's service as a director of the Company for any reason other than the death, Retirement, or Other Termination of such Optionholder, such Optionholder may exercise any Non-Statutory Stock Option then unexercised within the period ending upon the earlier of (1) the Expiration Date of such Non-Statutory Stock Option , or (2) the date thirteen months after the termination of such Eligible Director's directorship, or (3) the date that the Committee, in its sole discretion, cancels and terminates any such unexercised Non-Statutory Stock Option.


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     8. EXERCISE PROCEDURE. Subject to the limitations upon exercise imposed under Sections 6(b), and 7(a), (b), (c), and (e) of the Plan, all options granted under the Plan may be exercised in accordance with the following requirements:

          (a) Each option may be exercised in full or in any part at any time during the period of the option, to the extent then exercisable, but not in an amount less than fifty shares (or the remaining shares then covered by the option, if less then fifty shares).

          (b) Each option may be exercised by mailing or delivering to HBI at the office of its Corporate Compensation Department (or other person designated by the Committee) a written notice of exercise signed by the person entitled to exercise the option, and stating the number of shares with respect to which it is then being exercised.

          (c) The date of exercise shall be the date such written notice of exercise is received, if delivered by hand or through inter-company mail, or, if mailed, the date of the legible postmark stamped on the envelope by the U.S. Postal Service (metered dates shall not be accepted). Provided, however, if the date of exercise as determined above shall be the record date for the payment of a dividend by HBI, such written notice of exercise must be received prior to 12:00 noon on the dividend record date; otherwise, the date of exercise shall be the first business day immediately following the dividend record date.

          (d) Each written notice of exercise shall be accompanied by the payment either (i) by check payable to HBI in the amount of the purchase price of the shares then being purchased, or (ii) in shares of HBI having a fair market value equal to the purchase price of the shares then being purchased, or by written direction to HBI signed by the person entitled to exercise the option to withhold from the shares otherwise to be delivered on the exercise of the option that number of shares of HBI having a fair market value equal to the exercise price, or any combination thereof.


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          (e) Upon the exercise of any option, the Optionholder shall be required to pay, or make satisfactory provision for payment, to HBI of an amount equal to any tax which HBI is required to withhold under any federal, state or local tax laws in connection with the exercise of any option granted under this Plan. The Optionholder may satisfy this obligation, in whole or in part, with respect to any option exercised by making an election ("Election") at the time the Optionholder provides written notice of exercise to HBI pursuant to Section 8(b) above to either
     (i) have HBI withhold from the shares otherwise to be delivered on the exercise of the option that number of shares of HBI having a fair market value equal to the amount of the withholding requirement, or (ii) to deliver to HBI sufficient shares of HBI having a fair market value equal to the amount of the withholding requirement. Such shares shall be valued at their fair market value on the date that income from the exercise of such option becomes taxable ("Tax Date"). At the time of making an Election, the Optionholder may certify to the Committee the rates (which shall not exceed the maximum Federal and the maximum state statutory rates applicable to the income of individuals for the year in which Tax Date occurs, exclusive of any effect that losses of deduction or credits at various income levels may have on such Optionholder's taxes) at which the Optionholder, upon adequate investigation, expects his or her income from the shares to be taxed and requests that withholding with respect to Federal and state income taxes be made at such rates. Delivery of or withholding of fractional shares shall not be permitted.

          Upon receipt of payment of the exercise price or written direction with respect to such exercise price and upon payment or satisfactory provision for payment of any taxes due on the exercise of any option, HBI shall issue and deliver to the person exercising the option a certificate or certificates for the shares with respect to which the option shall have been so


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     exercised (less any shares withheld in payment of the exercise price or any withholding requirement), dated as of the date of exercise.

     9. AUTHORITY OF THE COMMITTEE.

          (a) Subject to the express provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and any option granted hereunder and to establish, amend and rescind rules and regulations for its administration, and it shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

          (b) In addition to such other rights of indemnification which they may have as directors, the members of the Committee shall be indemnified by HBI against the reasonable expenses, including attorneys fees, incurred in connection with the defense of any action, suit or proceeding, or in connection any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by HBI) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or gross misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer HBI the opportunity, at its sole expense, to handle and defend the same.

     10. GENERAL.

          (a) HBI, by action of its Board of Directors, reserves the right to amend, modify or terminate this Plan at any time, except that no action shall be taken by HBI which will


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     impair the validity of any option then outstanding or which will prevent options issued or to be issued under this Plan from being Incentive Stock Options.

          (b) No Optionholder under this Plan shall have any rights as a shareholder or otherwise with respect to stock subject to the option until the option shall have been exercised with respect to such stock as herein provided. No option granted under this Plan shall be exercised before the stock subject to the Plan has been registered or qualified for sale under appropriate federal and state securities laws.

          (c) This Plan, and all options granted hereunder, shall be subject to and interpreted and construed under the laws of the State of Ohio.

          (d) This Plan is effective on the date of its adoption by HBI's Board of Directors, provided it is approved by the shareholders of HBI. If not so approved, the 1994 Stock Option Plan shall continue as the same was in effect prior to the adoption of the amendments thereto and all options granted thereunder shall remain in full force and effect.